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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-31031, 333-31033, 333-31405 and 333-43723) and in the
registration statements on Form S-3 (No. 333-44639, 333-42283 and 333-24035) of Archstone Communities Trust (Archstone) (formerly known as Security Capital Pacific Trust) of our report dated January 27, 1998, with respect to the financial statements and schedule of Security Capital Atlantic Incorporated (ATLANTIC) included in ATLANTIC's Annual Report (Form 10K) for the year ended December 31, 1997, which is incorporated by reference in Archstone's Current Report on Form 8-K dated July 7, 1998 filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP

Dallas, Texas
July 10, 1998